Exhibit 99.3

CONSENT

OF

PIPER JAFFRAY & CO.

Board of Directors

Reliant Technologies, Inc.

464 Ellis Street

Mountain View, CA 94043

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated July 6, 2008, to the Board of Directors of Reliant Technologies, Inc. (the “Company”) as an annex to the proxy statement/prospectus/information statement contained in that certain Registration Statement of Thermage, Inc. (“Thermage”) on Form S-4 (the “Registration Statement”) relating to the proposed plan of merger and reorganization involving the Company and Thermage and references made to our firm and such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

PIPER JAFFRAY & CO.

By:	/s/ James M. Martin
	Name:	James M. Martin
	Title:	Managing Partner

September 12, 2008